Exhibit 99.1

Envestnet Reports Third Quarter 2010 Financial Results

Chicago, IL – November 4, 2010 – Envestnet, Inc. (NYSE: ENV), a leading provider of technology-enabled investment and practice management solutions to financial advisors, today reported financial results for its third quarter ended September 30, 2010.

Financial results for the third quarter of 2010 compared to the third quarter of 2009:

•

Revenue increased 25% to $24.6 million for the third quarter of 2010 from $19.7 million for the third quarter of 2009; revenue from assets under management or administration increased 31% to $19.0 million for the third quarter of 2010 from $14.5 million for the third quarter of 2009

•

Net income attributable to common stockholders was $0.5 million, or $0.02 per diluted share, for the third quarter of 2010 compared to $0.3 million, or $0.02 per diluted share, for the third quarter of 2009

•	Adjusted EBITDA(1) increased 84% to $5.0 million for the third quarter of 2010 from $2.7 million for the third quarter of 2009

•	Adjusted Net Income(1) increased 118% to $2.1 million, or $0.07 per diluted share, for the third quarter of 2010 from $1.0 million, or $0.03 per diluted share, for the third quarter of 2009

“We are pleased with our third quarter results and the momentum in our overall business, as reflected in our increase in advisors and accounts, as well as our gross sales and net flows,” said Jud Bergman, founder and chief executive officer of Envestnet. “As investors seek a higher standard for advice, we believe more advisors will turn to Envestnet for a comprehensive, integrated wealth management solution for their clients.”

Key Operating Metrics as of and for the quarter ended September 30, 2010:

•	Assets under Management (AUM) of $12.4 billion

•	Assets under Administration (AUA) of $46.7 billion

•	Accounts (AUM/A only) of 285,248

•	Advisors (AUM/A only) of 13,011

•	Gross sales of AUM/A of $5.7 billion, resulting in net flows of $2.0 billion

The following table summarizes the changes in AUM and AUA for the quarter ended September 30, 2010:

Amounts in Millions Except Account Data	Actual 6/30/10	Gross Sales	Redemptions	Net Flows	Market Impact	Actual 9/30/10

Assets under Management (AUM)	$10,863	$1,323	$(797)	$526	$963	$12,352
Assets under Administration (AUA)	42,555	$4,376	$(2,875)	1,501	2,599	46,655

Total AUM/A	$53,418	$5,699	$(3,672)	$2,027	$3,562	$59,007

Fee-Based Accounts	274,959	25,137	(14,848)	10,289		285,248

Review of Financial Results

Total revenue increased 25% to $24.6 million for the third quarter of 2010 from $19.7 million for the third quarter of 2009. The increase was primarily due to a 31% increase in revenues from assets under management or administration to $19.0 million from $14.5 million in the prior year period.

Cost of revenues increased 18% to $7.4 million in the third quarter of 2010 from $6.3 million from the third quarter of 2009 due to the increase in revenue from AUM and AUA. Compensation and benefits increased 36% to $9.9 million in the third quarter of 2010 from $7.3 million in the prior year period, primarily due to an increase in headcount between periods as the Company staffed to support the growth of the business.

Income from operations was $1.2 million for the third quarter of 2010 compared to $1.3 million for the third quarter of 2009. Net income attributable to common stockholders was $0.5 million, or $0.02 per diluted share, for the third quarter of 2010 compared to $0.3 million, or $0.02 per diluted share, for the third quarter of 2009.

On a non-GAAP basis, Adjusted EBITDA(1) in the third quarter of 2010 was $5.0 million, up 84% from $2.7 million in the prior year period. Adjusted Operating Income(1) was $3.6 million, up 129% from $1.6 million in the prior year period. Adjusted Net Income(1) was $2.1 million, up 118% from $1.0 million in the third quarter of 2009. Adjusted Net Income Per Share(1) was $0.07 per diluted share, up 133% from $0.03 per diluted share in the third quarter of 2009.

Conference Call

The Company will host a conference call to discuss third quarter 2010 financial results today at 5:00 p.m. ET. The call will be webcast live from the Company’s investor relations website at http://ir.envestnet.com/ and can also be accessed live over the phone by dialing (888) 300-2336, or (719) 325-2389 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 9674857. The replay will be available until Thursday, November 11, 2010.

About Envestnet

Envestnet, Inc. is a leading provider of technology-enabled investment and practice management solutions to financial advisors who are independent, as well as those who are associated with small or mid-sized financial advisory firms and larger financial institutions. Envestnet’s technology is focused on addressing financial advisors’ front-, middle- and back-office needs. Envestnet is headquartered in Chicago. For more information on Envestnet, Inc. please go to www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, net income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, impairment of investments, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, impairment of investments, restructuring expense, severance, bad debt expense, customer inducement costs, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy. The Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against us, the failure to protect the Company’s intellectual property rights and its inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner. More information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Form 10-Q dated September 3, 2010, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 4, 2010 and unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts

Investor Relations

(312) 827-3940

investor.relations@envestnet.com

Media Relations

mediarelations@envestnet.com

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	December 31, 2009	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$31,525	$63,565
Fees receivable, net of allowance for doubtful accounts of $76 and $0, respectively	5,800	7,762
Deferred tax assets - current	134	—
Notes receivable including affiliate - current, net of allowance of $103 and $0, respectively	714	—
Prepaid expenses and other current assets	1,427	2,597

Total current assets	39,600	73,924

Notes receivable including affiliate and officer, net of allowance of $206 and $0, respectively	2,322	—
Property and equipment, net	8,560	9,730
Internally developed software, net	3,887	3,645
Intangible assets, net	2,238	1,661
Goodwill	1,023	1,983
Deferred tax assets	13,998	14,370
Customer inducements	282	30,016
Other non-current assets	2,154	2,053

Total assets	$74,064	$137,382

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$10,272	$11,573
Accounts payable	1,892	1,760
Customer inducements payable - current	150	1,000
Note payable - current	—	156
Deferred tax liabilities - current	—	108
Deferred revenue	24	81

Total current liabilities	12,338	14,678

Deferred rent and lease incentive liability	3,999	4,085
Customer inducements payable	—	16,878
Note payable	—	156
Other non-current liabilities	475	576

Total liabilities	16,812	36,373

Stockholders’ equity
Preferred stock (total liquidation preference of $81,779 and $0 as of December 31, 2009 and September 30, 2010, respectively)	—	—
Common stock, par value $0.005, 60,000,000 shares authorized as of December 31, 2009 and September 30, 2010; 13,524,276 and 42,976,973 shares issued as of December 31, 2009 and September 30, 2010, respectively; 12,910,676 and 31,342,043 shares outstanding as of December 31, 2009 and September 30, 2010, respectively	68	189
Additional paid-in capital	106,893	156,599
Accumulated deficit	(43,375)	(46,214)
Treasury stock at cost, 613,600 shares and 11,634,930 shares as of December, 31, 2009 and September 30, 2010, respectively	(6,334)	(9,565)

Total stockholders’ equity	57,252	101,009

Total liabilities and stockholders’ equity	$74,064	$137,382

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010
Revenues:
Assets under management or administration	$14,507	$19,001	$40,430	$54,112
Licensing and professional services	5,221	5,569	15,699	16,337

Total revenues	19,728	24,570	56,129	70,449

Operating expenses:
Cost of revenues	6,264	7,405	17,694	22,123
Compensation and benefits	7,284	9,917	21,118	27,190
General and administration	3,667	4,454	10,854	16,645
Depreciation and amortization	1,167	1,451	3,290	4,210
Restructuring charges	—	96	—	915

Total operating expenses	18,382	23,323	52,956	71,083

Income (loss) from operations	1,346	1,247	3,173	(634)

Other income (expense):
Interest income	54	34	172	119
Interest expense	—	(193)	—	(321)
Unrealized gain on investments	9	7	17	7
Impairment of investments	—	—	(18)	—

Total other income (expense)	63	(152)	171	(195)

Income (loss) before income tax provision	1,409	1,095	3,344	(829)

Income tax provision	563	470	1,233	664

Net income (loss)	846	625	2,111	(1,493)
Less preferred stock dividends	(181)	(65)	(539)	(422)
Less net income allocated to participating preferred stock	(330)	(75)	(780)	—

Net income (loss) attributable to common stockholders	$335	$485	$792	$(1,915)

Net income (loss) per share attributable to common stockholders:
Basic	$0.03	$0.02	$0.06	$(0.11)

Diluted	$0.02	$0.02	$0.06	$(0.11)

Weighted average common shares outstanding:
Basic	12,908,068	25,567,700	12,911,089	17,247,149

Diluted	13,558,871	26,348,651	13,522,791	17,247,149

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended September 30,
	2009	2010
OPERATING ACTIVITIES:
Net income (loss)	$2,111	$(1,493)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,290	4,210
Amortization of customer inducements	—	1,931
Amortization of deferred rent and lease incentive	408	128
Provision for doubtful accounts	—	2,668
Unrealized (gain) on investments	(17)	(7)
Impairment of investments	18	—
Deferred income taxes	1,122	709
Stock-based compensation	568	1,108
Interest expense	—	321
Changes in operating assets and liabilities:
Fees receivable	(788)	(2,345)
Prepaid expenses and other current assets	(351)	(1,170)
Other non-current assets	106	82
Customer inducements	—	(11,300)
Accrued expenses	(1,697)	1,151
Accounts payable	(743)	(132)
Deferred revenue	(147)	57
Other non-current liabilities	—	101

Net cash provided by (used in) operating activities	3,880	(3,981)

INVESTING ACTIVITIES:
Purchase of property and equipment	(2,473)	(3,378)
Capitalization of internally developed software	(1,005)	(962)
Proceeds from repayment of notes receivable	—	985
Increase in notes receivable	(53)	(90)
Investments in non-marketable securities	(489)	—
Proceeds from investments	195	26
Acquisition of businesses, net	—	(917)

Net cash (used in) investing activities	(3,825)	(4,336)

FINANCING ACTIVITIES:
Proceeds from exercise of warrants	—	1,525
Proceeds from exercise of stock options	3	1,343
Net proceeds from issuance of common stock	—	42,066
Purchase of treasury stock	(248)	(3,231)
Preferred stock dividends	—	(1,346)

Net cash provided by (used in) financing activities	(245)	40,357

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(190)	32,040

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,445	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$28,255	$63,565

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010

Net income (loss)	$846	$625	$2,111	$(1,493)
Add (deduct):
Interest income	(54)	(34)	(172)	(119)
Interest expense	—	193	—	321
Income tax provision	563	470	1,233	664
Depreciation and amortization	1,167	1,451	3,290	4,210
Stock-based compensation expense	209	584	568	1,108
Unrealized (gain) loss on investments	(9)	(7)	(17)	(7)
Impairment of investments	—	—	18	—
Restructuring charges (excluding severance)	—	96	—	819
Severance	—	409	—	533
Bad debt expense	—	—	—	2,668
Customer inducement costs	—	1,146	—	1,931
Litigation related expense	—	85	—	1,933

Adjusted EBITDA	$2,722	$5,018	$7,031	$12,568

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010

Income (loss) from operations	$1,346	$1,247	$3,173	$(634)
Add:
Stock-based compensation expense	209	584	568	1,108
Restructuring charges (excluding severance)	—	96	—	819
Severance	—	409	—	533
Bad debt expense	—	—	—	2,668
Customer inducement costs	—	1,146	—	1,931
Litigation related expense	—	85	—	1,933

Adjusted operating income	$1,555	$3,567	$3,741	$8,358

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(In thousands, except share and per share information; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2010	2009	2010

Net income (loss)	$846	$625	$2,111	$(1,493)
Add:
Stock-based compensation expense	129	350	350	663
Impairment of investments	—	—	11	—
Restructuring charges (excluding severance)	—	58	—	490
Severance	—	245	—	319
Bad debt expense	—	—	—	2,668
Customer inducement costs	—	686	—	1,155
Imputed interest expense	—	111	—	185
Litigation related expense	—	51	—	1,156

Adjusted net income	975	2,126	2,472	5,143
Less: Preferred stock dividends	(181)	(65)	(539)	(422)
Less: Net income allocated to participating preferred stock	(394)	(276)	(959)	(1,718)

Adjusted net income attributable to common stockholders	$400	$1,785	$974	$3,003

Basic number of weighted-average shares outstanding	12,908,068	25,567,700	12,911,089	17,247,149
Effect of dilutive shares:
Options to purchase common stock	372,846	768,393	340,145	921,838
Common warrants	277,957	12,558	271,557	119,511

Diluted number of weighted-average shares outstanding	13,558,871	26,348,651	13,522,791	18,288,498

Adjusted net income per share	$0.03	$0.07	$0.07	$0.16

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data)

	As of
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Platform Assets
Assets Under Management (AUM)	$9,754	$10,269	$10,916	$10,863	$12,352
Assets Under Administration (AUA)	26,283	27,322	29,580	42,555	46,655

Subtotal AUM/A	36,037	37,591	40,496	53,418	59,007
Licensing	49,161	51,450	54,135	53,199	67,343

Total Platform Assets	$85,198	$89,041	$94,631	$106,617	$126,350

Platform Accounts
AUM	43,441	48,541	49,020	52,477	56,094
AUA	126,311	126,634	136,335	222,482	229,154

Subtotal AUM/A	169,752	175,175	185,355	274,959	285,248
Licensing	506,663	510,865	545,299	550,651	574,903

Total Platform Accounts	676,415	686,040	730,654	825,610	860,151

Advisors
AUM/A	8,041	8,408	8,465	12,871	13,011
Licensing	5,501	5,542	5,740	6,505	6,609

Total Advisors	13,542	13,950	14,205	19,376	19,620

Note: certain 2009 data have been reclassified between AUM and AUA to conform to current presentation format.